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                        SECURITY AGREEMENT

     THIS SECURITY AGREEMENT, dated February 17, 1998, is entered into between International Meta Systems, Inc., a Delaware corporation, and IPIQ Corporation, a Delaware corporation.

     The parties agree as follows:

     1.   DEFINITIONS

          As used in this Agreement, the following terms shall have the following definitions:

          1.1 The term "Accounts" means and includes all presently existing and hereafter arising accounts, contract rights, instruments, notes, drafts, documents, chattel paper and all other forms of obligations owing to Debtor, whether or not earned by performance, and any and all insurance, guaranties and other security therefor.

          1.2 The term "this Agreement" means and refers to this Security Agreement, any concurrent or subsequent rider to this Security Agreement, and any extensions, supplements, notes, amendments, or modifications to or in connection with this Security Agreement and/or to any such rider.

          1.3 The term "the Code" means and refers to the California Uniform Commercial code and any and all terms used in this Agreement which are defined in the Code, unless specifically defined herein, shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code.

          1.4 The term "Collateral" means and includes all of the assets of Debtor, including, without limitation, the following:

                    (a)  the Accounts;

                    (b)  the Equipment;

                    (c)  the General Intangibles;

                    (d)  the Inventory;

                    (e)  the Negotiable Collateral;
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                    (f)  any money, deposit accounts or other
                         assets of Debtor;

                    (g)  All patents, trademarks, copyrights,
                         mask works, trade secrets and other
                         intellectual property, whether or not
                         reduced to practice, applied for,
                         registered, or granted.

                    (h)  the proceeds of any of the foregoing,
                         including, but not limited to, the
                         proceeds of insurance covering the
                         foregoing, or any portion thereof, and
                         any and all money, deposit accounts or
                         other tangible and intangible property
                         resulting from the sale or other
                         disposition of the foregoing or any
                         portion thereof or interest therein, and the proceeds thereof; and;

                    (h)  Debtors Books relating to any of the
                         foregoing.

          1.5  The term "Debtor" means and refers to
International meta systems, Inc., a Delaware corporation, with places of business located at 100 N. Sepulveda Bl., Suite 601, El
Segundo, CA 90245 and 7718 Wood Hollow Dr., Suite 150, Austin, TX
78731.

          1.6 The term "Debtor's Books" means and includes all of Debtor's books and records including, but not limited to:
Ledgers; records indicating, summarizing or evidencing Debtor's assets or liabilities; and all computer programs, disc or tape files, printouts, runs and other computer prepared information relating to or summarizing Debtor's assets or liabilities and the equipment containing such information.

          1.7 The term "Equipment" means and includes all of Debtor's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, motor vehicles, tools, parts, dies, jigs, goods, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, wherever located.

          1.8 The term "Event of Default" means any of the following:

               (a) an "Event of Default" under any, some, or all of the Notes or Obligations;

               (b) If there is an impairment of the priority of Secured Party's security interests in the Collateral; or

               (c) any breach of a representation and warranty of the Debtor herein or of a covenant of the Debtor herein which remains uncured 10 days after written notice by Secured Party to
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                    Debtor.

          1.9 The term "General Intangibles" means and includes all of the Debtor's present and future general intangibles and all other presently owned or hereafter acquired intangible personal property of Debtor (including, without limitation, any and all franchise agreements, rights under franchise agreements, choses or things in action, goodwill, patents, copyrights, mask works, trade names, trademarks, purchase orders, customer lists, monies due or recoverable from pension funds, infringement claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, deposit accounts, tax refunds and tax refund claims) other than goods and Accounts.

          1.10 The term "Inventory" means and includes all present and future inventory in which Debtor has any interest, including, but not limited to, goods held for sale or to be furnished under a contract of service and all of Debtor's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located, and any documents of title representing any of the above.

          1.11 The term "Negotiable Collateral" means and includes all of Debtor's present and future letters of credit, advises of credit, notes, drafts, instruments, documents, leases, and chattel paper.

          1.12 The term "Note" means, collectively, that certain
Secured Promissory Note, of even date herewith, in the principal amount of $135,000 executed by the Debtor for the benefit of Secured Party.

          1.13 The term "Obligations" means and includes any and all debts, obligations and payments owing by Debtor to Secured Party pursuant to the Note, or any advances made under the terms of the Letter Agreement dated February 12, 1998, or this Agreement of any kind and description, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, all Secured Party Expenses, whether or not evidenced by a promissory note or other writing.

          1.14 The term "Secured Party" means and refers to IPIQ
Corporation, a Delaware corporation, c/o Philip M. Neches, 12
Murray Hill Manor, Murray Hill, NJ 07974, or any successor registered holder of the Notes or Obligations.

          1.15 The term "Secured Party Expenses" means and includes: costs and expenses incurred by Secured Party in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; and reasonable costs and expenses of suit, including reasonable attorneys' fees, incurred by Secured Party in enforcing or defending this Agreement or the Note, or any portion thereof.

     2.   CREATION OF SECURITY INTEREST
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          2.1  Debtor hereby grants to secured Party a continuing
priority security interest in all presently existing and hereafter acquired or arising collateral in order to secure prompt payment of any and all Obligations. Secured Party's security interest in the Collateral shall attach to all Collateral as a first priority security interest without further act on the part of Secured Party or Debtor, except in the case of certain patents and copyrights, for which a security interest is held by Amerscan Partners III, Limited Partnership, or its assignees or affiliates ("The Prior Secured Parties"). Debtor shall furnish to Secured Party a written subordination agreement from the Prior Secured Parties, agreeing to subordinate their security interests to the security interest held under this Agreement.

          2.2 Debtor shall execute and deliver to Secured Party, concurrently with Debtor's execution of this Agreement, and at any time or times hereafter at the request of Secured Party, all financing statements, continuation financing statements, assignments, mortgages, endorsements of certificates of title, applications for title, notices, and all other documents that Secured Party may reasonably request, in form reasonably satisfactory to Secured Party, necessary to perfect and maintain perfected Secured Party's security interests in the Collateral.

               Secured Party (through any of its agents) shall have the right, upon the occurrence of an Event of Default and at any time or times thereafter, during Debtor's usual business hours, or during the usual business hours of any third party having control over the records of Debtor, to inspect and verify Debtor's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Debtor's financial condition.

          2.3 Secured Party shall have no duty with respect to the collateral other than the duty to use reasonable care in its possession. Without limiting the generality of the foregoing, Secured Party shall be under no obligation to take any steps necessary to preserve rights in the collateral against any other parties, to sell the collateral if it threatens to decline in value, or to exercise any rights represented thereby; provided, however, that Secured Party may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the sole account of Debtor and shall constitute Secured Party Expenses.

     3.   WARRANTIES, REPRESENTATIONS, AND COVENANTS

          3.1 Debtor represents, warrants, covenants and agrees that:

               (a) Debtor owns the Collateral free and clear of any restrictions, liens, claims, security interest granted herein constitutes a legal, valid, binding and (upon filing of the UCC-1 financing statement executed concurrently herewith and the delivery of the subordination agreement referred to above) perfected first priority lien on the Collateral;
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               (b)  Debtor shall keep the Inventory and the
                    Equipment only at its current facilities identified to Debtor, or such other locations as to which Debtor has given Secured Party at least 15 days prior written notice;

               (c) Other than in the ordinary and usual course of business, the Inventory shall not at any time or times hereafter be stored with a bailee, warehouseman or similar party without Secured Party's prior written consent;

               (d) After the occurrence of an Event of Default, Secured Party shall have the right, during Debtor's usual business hours, to inspect and examine the Inventory and the equipment and to check and test the same as to quantity and condition; and

               (e) Debtor shall promptly notify Secured Party of any change of Debtor's address from the addresses indicated in Section 1.5 of this Agreement.

          3.2 Debtor will not, without Secured Party's prior written consent, do, authorize or permit any of the following:

               (a) Other than in the ordinary and usual course of Debtor's business as presently conducted, sell, lease, or otherwise dispose of, move, relocate or transfer, whether by sale or otherwise, any of the Collateral, without giving Secured Party at least 15 days prior written notice;

               (b) Change Debtor's name or add any fictitious business name without giving Secured Party at least 15 days prior written notice; or

               (c)  Suspend or go out of business.

          3.3 Debtor will collect, in standard machine-readable formats, copies of all works subject to copyright and mask work protection, and of all technical trade secrets used in its business, in a place where the same are easily accessible to Secured Party in the event of a Default hereunder. At Secured Party's election, Debtor shall deposit at debtor's expense such copies with such escrow holder as Secured Party shall choose, to be released to Secured Party in the event of such default and shall execute such written agreements and undertakings as shall be customary in favor of escrow holders in escrows involving similar property and terms of release.

     4.   SECURED PARTY'S RIGHTS AND REMEDIES

          4.1 In any Event of Default under this Agreement occurs and such Event of
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Default is not cured within ten (10) business days after delivery of notice to Debtor by Secured Party, Secured Party may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by
Debtor:

               (a) Without notice to or demand upon Debtor, make such payments and do such acts as are necessary to protect its security interest in the Collateral. Debtor agrees to assemble the collateral if Secured Party so requires, and to make the collateral available to Secured Party as Secured Party may designate. To the extent permitted under the Code, Debtor authorizes Secured Party to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Secured Party appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith.

               (b)  Ship, reclaim, recover, store, finish,
                    maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the collateral; and

               (c) To the extent permitted under the code, sell the Collateral at either public or private sale, or both, by way of one or more contracts of transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) as is commercially reasonable. It is not necessary that the Collateral be present at any such sale.

          4.2 Debtor agrees that it shall be commercially reasonable for Secured Party to sell or dispose of the collateral on an "as is, and with all faults" basis. Debtor and Secured Party agree that the following conduct by Secured Party with respect to any disposition of the Collateral shall conclusively be deemed commercially reasonable (but other conduct by Secured Party including, but not limited to, Secured Party's use in it sole discretion of other or different times, places and manners of noticing and conducting any disposition of the Collateral shall not be deemed unreasonable): Any public or private disposition as to which on no later than the tenth calendar day prior thereto written notice thereof is mailed, or fifth calendar day prior thereto written notice thereof is personally delivered, to Debtor and, with respect to any public disposition, on no later than the fifth calendar day prior to thereto notice thereof describing in general, non-specific terms the Collateral to be disposed of is published in the Los Angeles times; and which is held in Los Angeles County at any place designated by Secured Party, with or without the Collateral being present; and which commences at any time between 8:00 A.M. and 5:00 P.M.
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          4.3  Secured Party's rights and remedies under this
Agreement and all other agreements shall be cumulative. Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Secured Party of one right or remedy shall be deemed an election, and no waiver by Secured Party of any default on Debtor's part shall be deemed a continuing waiver. No delay by Secured Party shall constitute a waiver, election or acquiescence by it.

     5.   WAIVERS

          5.1 Debtor waives the right to direct the application of any and all payments at any time or time hereafter received by Secured Party on account of any Obligations, and Debtor agrees that secured Party shall have the continuing exclusive right to apply and reapply such payments in any manner as Secured Party may deem advisable, notwithstanding any entry by Secured Party upon its books.

          5.2 Except as otherwise provided herein, Debtor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of nay or all commercial paper, accounts, documents, instruments, chattel paper, and guarantees at any time held by Secured Party on which Debtor may in any way be liable.

          5.3 So long as Secured Party complies with its obligations, if any, under Section 9207 of the code and the first sentence of Section 2.3 hereof, Secured Party shall not in any way or manner be liable or responsible for: (a) the safekeeping of the collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution of the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever. All risk of loss, damage or destruction of the collateral shall be borne by Debtor.

     6.   MISCELLANEOUS

          7.1 Debtor may not assign or delegate any of its rights or obligations hereunder without the prior written consent of Secured Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns.

          7.2 Unless applicable law requires a different method of giving notice, any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing. Assuming that the contents of a notice meet the requirements of the specific Section of this Agreement which mandates the giving of that notice, a notice shall be validly given or made to another party if served either personally or if deposited in the United States mail certified or registered, postage prepaid, or if transmitted by telegraph, telecopy, or other electronic written transmission device or if sent by overnight courier service, and if
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addressed to the applicable party to the first addresses set forth in Sections 1.5 and 1.14, respectively. If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, service shall conclusively deemed made seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission service shall be conclusively be deemed made at the time of confirmation of delivery. Copies of any notice given hereunder shall be delivered to the following persons:

               Copies of Notices to Debtor:

                    LOEB & LOEB, LLP
                    1000 Wilshire Boulevard
                    Los Angeles, California 90017
                    Attention: David L. Ficksman


               Copies of Notices to Secured Party:

                    Kimball & Weiner LLP
                    555 South Flower Street
                    Suite 4540
                    Los Angeles, California  90071
                    Telecopier No. (213) 538-3810
                    Attn:  Ira D. Moskatel

Either party may change its address by giving written notice in the aforesaid manner to the other party.

          7.3 This Agreement shall be governed by and construed in accordance with the laws of the state of California, without regard to conflicts of law principles.

          7.4 This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

          7.5 No waiver of compliance with any provision of this Agreement shall be binding unless executed in writing by the party making the waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), not shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          7.6 Any amendment to this Agreement shall be in writing and signed by the
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parties hereto.

          7.7 In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          7.8 The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          7.9 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          7.10 After the date hereof, each party will cooperate in good faith with the other and will take all appropriate action and execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date first hereinabove written.

                              INTERNATIONAL META SYSTEMS, INC.

                                  /s/ Lee Hoevel
                              By----------------------------
                                 Lee Hoevel, President

                              IPIQ CORPORATION

                                  /s/ Philip M. Neches
                              By----------------------------
                                 Philip M. Neches, President

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